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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 1996, except for Note 12, as to which the date is September 11, 1996, which appears on page F-3 of the Prospectus dated October 28, 1996 constituting part of the Registration Statement on Form S-1 (Registration No. 333-12425) of United Dental Care, Inc. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 1996 on the combined financial statements of Associated Health Plans, Inc. and Associated Companies, Inc. for the year ended December 31, 1995, which appears in United Dental Care, Inc.'s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 26, 1996.



/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP


Dallas, Texas
January 17, 1997